UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2017

TITAN COMPUTER SERVICES, INC
 (Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL  33301
(Address of Principal Executive Offices)

(954) 256-5120
(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC
175 South Main Street, Suite 1410
Salt Lake City, Utah 84111
(801)303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 20, 2017, Greg Whyte, age 50, was appointed as director of the Company to fill the vacancy left upon the resignation of its former director. Mr. Whyte is a well-known authority on Exercise Physiology and Sports and Exercise Performance. An internationally recognized expert in the field, Greg has extensive professional experience assessing, treating and improving the performance of patients, sporting enthusiasts and athletes. Mr. Whyte has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. There were no transactions since January 1, 2016, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Whyte had or is to have a direct or indirect material interest.

There is currently no arrangement or agreement regarding the compensation of Mr. Whyte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 2017

TITAN COMPUTER SERVICES, INC.

By: /s/ David Vincent Name: David Vincent Title: President